As filed with the Securities and Exchange Commission on July 24, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUDIOCODES LTD.
(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Hayarden Street,
Airport City, Lod, 70151, Israel	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan, as amended
AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S., as amended
(Full title of the plans)

AudioCodes Inc.
2099 Gateway Plaza
San Jose, California 95134
(Name and address of agent for service)

(408) 441-1175
(Telephone number, including area code, of agent for service)

Copy to:

Neil Gold, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: (212) 318-3000 Facsimile: (212) 318-3400	Itamar Rosen, Adv. Vice President, Legal Affairs and Company Secretary AudioCodes Ltd. 1 Hayarden Street Airport City, Lod, 70151, Israel Telephone: (972) 3-976-4000 Facsimile: (972) 3-976-4044	Aaron M. Lampert, Adv. Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv 67897, Israel Telephone: (972) 3-623-5000 Facsimile: (972) 3-623-5005

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Ordinary shares, nominal value
NIS 0.01 per share (3)	500,000 shares	$6.41	$3,205,000	$98.39
Ordinary shares, nominal value
NIS 0.01 per share (4)	2,000,000 shares	$6.41	$12,820,000	$393.57
Total	2,500,000 shares		$16,025,000	$491.96

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover an additional indeterminable number of ordinary shares which become issuable under the above-named plans by reason of any future share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding ordinary shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon $6.41, the average of the high and low sales prices of the registrant’s ordinary shares on the Nasdaq Global Market on July 23, 2007.
(3)	Additional ordinary shares issuable pursuant to the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan, as amended as of July 19, 2007.
(4)	Additional ordinary shares issuable pursuant to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S., as amended as of July 19, 2007.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an aggregate of an additional 2,500,000 ordinary shares, NIS 0.01 nominal value per share (“Ordinary Shares”), of AudioCodes Ltd. (the “Registrant”), issuable pursuant to the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan, as amended, and the AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S., as amended, and includes the Registration Statement facing page, this Explanatory Note, Items 3, 8 and 9 of Part II, the signature page, an exhibit index, Exhibit 5.1 (legal opinion) and Exhibits 23.2 and 23.3 (accountants’ consents). Pursuant to Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (No. 333-13378), including the exhibits thereto, are incorporated by reference into this Registation Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

        The following documents and information filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

—	the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2006;

—	the information set forth in the first and second paragraphs of the press release attached as Exhibit 1 to the Registrant’s Report on Form 6-K filed with the Commission on February 1, 2007;

—	the information set forth in the second, third, sixth and seventh paragraphs of, and the condensed consolidated balance sheets, condensed consolidated statements of operations and condensed consolidated statements of cash flows contained in, the press release attached as Exhibit 1 to the Registrant’s Report on Form 6-K filed with the Commission on February 6, 2007;

—	the information set forth in the first and second paragraphs of the press release attached as Exhibit 1 to the Registrant’s Report on Form 6-K filed with the Commission on April 4, 2007;

—	the information set forth in the first and third paragraphs of, and the condensed consolidated balance sheets, condensed consolidated statements of operations and condensed consolidated statements of cash flows contained in, the press release attached as Exhibit 1 to the Registrant’s Report on Form 6-K filed with the Commission on May 1, 2007; and

—	the description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 0-30070) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on May 21, 1999.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof (in the case of any Report on Form 6-K, if and to the extent the Registrant identifies in the Report that it is being incorporated by reference herein) from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

        The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description

4.1	AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan (amended and restated as of July 19, 2007).

4.2	AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S. (amended and restated as of July 19, 2007).

5.1	Opinion of Naschitz, Brandes & Co.

23.1	Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.3	Consent of Squar, Milner, Peterson, Miranda and Williamson, LLP.

24.1	Power of Attorney (on signature page).

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)        to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant and expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, Israel, on July 24, 2007.

AUDIOCODES LTD. By: /s/ NACHUM FALEK —————————————— Nachum Falek Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SHABTAI ADLERSBERG, and NACHUM FALEK, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SHABTAI ADLERSBERG —————————————— Shabtai Adlersberg	Chairman of the Board and Chief Executive Officer (principal executive officer)	July 24, 2007

/S/ NACHUM FALEK —————————————— Nachum Falek	Chief Financial Officer (principal financial and accounting officer)	July 24, 2007

/S/ JOSEPH TENNE —————————————— Joseph Tenne	Director	July 24, 2007

/S/ EYAL KISHON —————————————— Dr. Eyal Kishon	Director	July 24, 2007

/S/ DORON NEVO —————————————— Doron Nevo	Director	July 24, 2007

/S/ KAREN SARID —————————————— Karen Sarid	Director	July 24, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan (amended and restated as of July 19, 2007).

4.2	AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S. (amended and restated as of July 19, 2007).

5.1	Opinion of Naschitz, Brandes & Co.

23.1	Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.3	Consent of Squar, Milner, Peterson, Miranda and Williamson, LLP.

24.1	Power of Attorney (on signature page).